Exhibit 99.1

OptimizeRx Continues EHR Channel Partnership Expansion

OptimizeRx Reaches More than 500,000 Healthcare Providers in the U.S.

Rochester, MI (February 14, 2017) OptimizeRx Corp. (OTCQB: OPRX), the leading aggregator of pharmaceutical-sponsored services in Electronic Health Record (EHR) platforms, has been significantly expanding its EHR channel partnerships. This has more than doubled its healthcare provider reach in the U.S. to more than 500,000 since 2014.

The company’s most recent partnership additions include exclusive access to Allscripts EHR TouchWorks, with its advanced platform that supports some of the largest integrated delivery networks in the country. It has also signed Eye Care Leaders, a leading provider of practice performance solutions for ophthalmologists and optometrists. OptimizeRx has grown to more than 370 EHR and eRx network partnerships that allow access at point of prescribe to over half of the HCPs in the U.S.

“As a lead physician and patient access company for pharma in the EHR industry, we welcome the new EHR partners to our growing OptimizeRx family, which now represents the healthcare industry’s largest point-of-prescribe promotional network,” said OptimizeRx CEO, William Febbo. “Given how healthcare providers are now spending more than three hours a day on average engaged in their EHR, these additional partners further our mission of enabling physicians to better connect with their patients and help them save money. In the increasingly complex and expensive world of healthcare, we provide a valuable service needed by millions of consumers.”

OptimizeRx’s core services are focused on financial messaging, providing physicians with e-Copay offers and e-vouchers to provide to patients at the point of care. These programs have been successful for many brands, yielding returns on investment from 300 to 1,200 percent. While e-Copay and e-voucher programs has proven to be one of the most effective digital tactics available, brands can be most successful when integrating a suite of digital offerings designed to make the right brand information and services available in the right place to the right customer at the right time.

“Regardless of where a brand is in its lifecycle, an EHR program can help drive better patient outcomes and a strong ROI,” said Febbo. “Given the fragmented nature of the EHR industry, healthcare marketers are looking for a partner that can lead them through this maze of digital brand strategies. OptimizeRx is uniquely positioned to be that partner.”

About OptimizeRx Corp
Based in Rochester, Michigan, OptimizeRx Corporation (OTCQB: OPRX) is a health technology software company that is revolutionizing the point of care experience through technology to improve clinical decisions and outcomes. OptimizeRx’s unique consumer and physician platforms help patients better afford and comply with their medicines and healthcare products, while offering pharmaceutical and healthcare companies effective ways to expand awareness, access and adherence to their medications.

OptimizeRx core product replaces drug samples with electronic trial vouchers and copay coupon savings that are electronically added to an e-Prescription and sent electronically to the pharmacy and is integrated within leading electronic health record (EHR) platforms in the country, including Allscripts, DrFirst, NewCrop, Quest Diagnostics, Practice Fusion and other EHRs to reach over 500,000 healthcare providers. In turn, OptimizeRx promotes patient savings and support from the world’s largest pharmaceutical companies, including Pfizer, Lilly, Novartis, AstraZeneca and many others. For more information, visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements
This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact:

Doug Baker, CFO

Email Contact

Tel (248) 651-6568 x807

OptimizeRx’s Investor Relations Contact:

Ron Both

CMA

Email Contact

Tel (949) 432-7557